                                                                      EXHIBIT 11

                              PIMCO Advisors L.P.
                  Computations of Primary Net Income Per Unit
                    (in thousands, except per unit amounts)

                                  (Unaudited)

                                            For the six months ended June 30,
                                           ------------------------------------

                                           General Partner
                                             and Class A           Class B
                                           ---------------      ---------------

                                             1995     1994        1995     1994
                                           -------    ----      -------    ----

Net income                                 $27,249  $ 8,840     $27,249  $8,840
                                           =======  =======     =======  ======

Weighted average number of units
   outstanding                              40,835     N/A       32,961     N/A
Weighted average effect of
   Limited Partnership unit options          1,160     N/A            0     N/A
                                           -------    ----      -------    ----

      Weighted average number of units
         and unit equivalents used to
         calculate net income per unit      41,995     N/A       32,961     N/A
                                           =======    ====      =======    ====

Net income per unit                        $  0.52     N/A      $  0.17     N/A
                                           =======    ====      =======    ====


                                            For the three months ended June 30,
                                           ------------------------------------

                                           General Partner
                                             and Class A           Class B
                                           ---------------      ---------------

                                             1995     1994        1995     1994
                                           -------    ----      -------    ----

Net income                                 $14,109  $ 3,856     $14,109  $3,856
                                           =======  =======     =======  ======

Weighted average number of units
   outstanding                              40,852     N/A       32,961     N/A
Weighted average effect of
   Limited Partnership unit options          1,224     N/A            0     N/A
                                           -------    ----      -------    ----

      Weighted average number of units
         and unit equivalents used to
         calculate net income per unit      42,076     N/A       32,961     N/A
                                           =======    ====      =======    ====

Net income per unit                        $  0.26     N/A      $  0.10     N/A
                                           =======    ====      =======    ====

                                   Continued

                                                                     EXHIBIT 11,
                                                                       Continued

                              PIMCO Advisors L.P.
               Computations of Fully Diluted Net Income Per Unit
                    (in thousands, except per unit amounts)

                                  (Unaudited)

                                            For the six months ended June 30,
                                           ------------------------------------

                                           General Partner
                                             and Class A           Class B
                                           ---------------      ---------------

                                             1995     1994        1995     1994
                                           -------    ----      -------    ----

Net income                                 $27,249  $ 8,840     $27,249  $8,840
                                           =======  =======     =======  ======

Weighted average number of units
   outstanding                              40,835     N/A       32,961     N/A
Weighted average effect of
   Limited Partnership unit options          1,198     N/A          274     N/A
                                           -------    ----      -------    ----

      Weighted average number of units
         and unit equivalents used to
         calculate net income per unit      42,033     N/A       33,235     N/A
                                           =======    ====      =======    ====

Net income per unit                        $  0.52     N/A      $  0.17     N/A
                                           =======    ====      =======    ====


                                            For the three months ended June 30,
                                           ------------------------------------

                                           General Partner
                                             and Class A           Class B
                                           ---------------      ---------------

                                             1995     1994        1995     1994
                                           -------    ----      -------    ----

Net income                                 $14,109  $ 3,856     $14,109  $3,856
                                           =======  =======     =======  ======

Weighted average number of units
   outstanding                              40,852     N/A       32,961     N/A
Weighted average effect of
   Limited Partnership unit options          1,300     N/A          274     N/A
                                           -------    ----      -------    ----

      Weighted average number of units
         and unit equivalents used to
         calculate net income per unit      42,152     N/A       33,235     N/A
                                           =======    ====      =======    ====

Net income per unit                        $  0.26     N/A      $  0.10     N/A
                                           =======    ====      =======    ====

                                       2